EXHIBIT 99.1

C&F FINANCIAL CORPORATION

Friday, July 25, 2008

Contact:	Tom Cherry, Executive Vice President & CFO (804) 843-2360

C&F Financial Corporation

Announces Second Quarter Earnings and

Stock Repurchase Authorization

West Point, Va., July 25, 2008—C&F Financial Corporation (NASDAQ: CFFI), the one-bank holding company for C&F Bank, today reported net income of $2.85 million, or 94 cents per share assuming dilution, for the first six months of 2008, compared with net income of $4.47 million, or $1.39 per share assuming dilution, for the first half of 2007. The corporation’s net income was $1.42 million, or 47 cents per share assuming dilution, for the second quarter of 2008, compared with $2.46 million, or 77 cents per share assuming dilution, for the second quarter of 2007, and compared with $1.43 million, or 47 cents per share assuming dilution, for the first quarter of 2008.

The corporation’s return on average equity and return on average assets, on an annualized basis, were 8.67 percent and 0.71 percent, respectively, for the first six months of 2008, compared to 13.69 percent and 1.23 percent, respectively, for the first six months of 2007. For the second quarter of 2008, on an annualized basis, the corporation’s return on average equity was 8.61 percent and its return on average assets was 0.69 percent, compared with a 15.40 percent return on average equity and a 1.34 percent return on average assets for the second quarter of 2007. The decline in these measures resulted from lower earnings in 2008, coupled with asset growth.

“While we are disappointed that our financial results are not better, our company continues to be profitable, well-capitalized and well-positioned from a liquidity

C&F FINANCIAL CORPORATION

Friday, July 25, 2008

Contact:	Tom Cherry, Executive Vice President & CFO (804) 843-2360

standpoint, even in this extremely challenging environment for financial institutions,” said Larry Dillon, president and chief executive officer of C&F Financial Corporation. “Our results for the second quarter and the first half of 2008 were affected by a lower net interest margin attributable to the earlier interest rate cuts by the Federal Reserve Bank and the strong competition for deposits resulting from the reduction in liquidity throughout the financial markets. The combination of declining short-term interest rates and increased competition for deposits resulted in a pricing disparity between loans and deposits, which lowered net interest margin at the retail banking segment. However, as fixed-rate deposits matured during the second quarter of 2008, our funding costs stabilized and began to decline, which relieved some pressure on net interest margin. In addition, we have diverse sources of liquidity, which provide flexibility in managing our funds and responding to fluctuations in deposits.”

“The 2008 earnings decline was also attributable to significantly higher provisions for loan losses at each of our core business segments,” continued Dillon. “Our second quarter 2008 provision for loan losses was $3.18 million, compared with $1.49 million in the second quarter of 2007. The Bank’s overall asset quality continues to be good and a portion of its loan loss provision was attributable to $32.7 million in loan growth since December 31, 2007. In addition, the Bank provided specific reserves for one commercial relationship, which is on nonaccrual status and resulted in the Bank holding $1.16 million in foreclosed properties as of June 30, 2008. The Mortgage Company has been required to repurchase several loans in 2008 resulting in nonaccrual loans and foreclosed properties for which loan loss provisions or write downs to fair market value were necessary. In addition, the Finance Company experienced higher loan charge-offs in 2008, which in combination with loan growth, resulted in a higher provision

C&F FINANCIAL CORPORATION

Friday, July 25, 2008

Contact:	Tom Cherry, Executive Vice President & CFO (804) 843-2360

for loan losses. As a result of the higher loan loss provisions, the ratio of the allowance for loan losses to loans at the combined retail and mortgage banking segments increased from 1.07 percent at December 31, 2007 to 1.18 percent at June 30, 2008. This ratio at the consumer finance segment was maintained at its March 31, 2008 level of 6.94 percent.”

“Our capital position remains strong,” added Dillon. “C&F exceeds the highest regulatory capital requirements, and the Bank is a well-capitalized institution under regulatory guidelines. Yesterday, C&F’s board of directors authorized the repurchase of up to 100,000 shares of C&F’s common stock over the next twelve months. At our current stock price, share repurchases will be accretive to both earnings per share and book value per share and will be in the best long-term interest of our shareholders. While our earnings have declined this year, we maintained our quarterly dividend at 31 cents per share for the second quarter of 2008. We believe that our diversified business strategy and our strong balance sheet will allow us to continue to invest in and grow our company.”

Retail Banking Segment. Second quarter net income for C&F Bank was a $179,000 in 2008 compared to $1.01 million in 2007. Net income for the first six months of 2008 was $788,000 compared to $2.09 million for the first six months of 2007. The decline in quarterly and year-to-date earnings for 2008 included the effects of (1) margin compression and competition for loans and deposits on net interest income, (2) a year-to-date 2008 provision for loan losses of $660,000, of which $540,000 was recognized in the second quarter of 2008, attributable to loan growth and credit issues resulting from the general slow down in the economy, and more specifically the one commercial loan customer mentioned above, compared to $40,000 for the first half and second quarter of

C&F FINANCIAL CORPORATION

Friday, July 25, 2008

Contact:	Tom Cherry, Executive Vice President & CFO (804) 843-2360

2007, (3) higher assessments for deposit insurance resulting from the FDIC’s implementation of its amended risk-based assessment system, (4) higher expenses associated with the enhancement of our internet banking services, and (5) higher loan expenses primarily resulting from the work-out of the commercial relationship mentioned above. The Bank is currently in the process of evaluating all overhead expenses, including but not limited to personnel and technology costs.

The Bank’s nonperforming assets have remained essentially level since March 31, 2008, and the increase in foreclosed properties since March 31, 2008 arose from loans that were on nonaccrual status at March 31, 2008. These properties are associated with the one commercial relationship previously mentioned, which the Bank is closely monitoring.

Mortgage Banking Segment. Second quarter net income for C&F Mortgage Corporation was $454,000 in 2008 compared to $610,000 in 2007. Net income for the first six months of 2008 was $738,000, compared to $957,000 for the first six months of 2007. The decline in 2008 earnings included the effects of (1) the downturn in the housing market on loan origination volume, which declined 16.4 percent and 13.2 percent for the second quarter and first half of 2008, respectively, (2) a year-to-date 2008 provision for loan losses of $512,000, of which $285,000 was expensed in the second quarter of 2008, in connection with loan repurchases, compared to no provision for loan losses in the comparable periods of 2007, (3) a second quarter 2008 write down of $130,000 in the carrying value of foreclosed properties to fair value less costs to sell, and (4) a year-to-date 2008 provision for estimated indemnification losses of $373,000, of which $368,000 was recognized in the second quarter of 2008, compared to

C&F FINANCIAL CORPORATION

Friday, July 25, 2008

Contact:	Tom Cherry, Executive Vice President & CFO (804) 843-2360

$37,000 and $22,000 for the first half and second quarter of 2007, respectively. The negative effects of these items were offset in part by higher gains on sales of loans in 2008 resulting from higher profit margins on loans originated and sold, albeit on a reduced volume, and lower production-based personnel costs.

Consumer Finance Segment. Second quarter net income for C&F Finance Company was $904,000 in 2008 compared to $770,000 in 2007. Net income for the first half of 2008 was $1.64 million, compared with $1.50 million for the first half of 2007. The earnings improvement in 2008 resulted from an approximate 20 percent increase in average consumer finance loans outstanding and an increase in net interest margin. The consumer finance segment has benefited from the decline in short-term interest rates, and strong loan demand in 2008. Its fixed-rate loan portfolio is partially funded by a line of credit indexed to short-term interest rates. Therefore, its cost of funds has declined and its margins have increased during 2008. However, C&F Finance Company has experienced higher loan charge-offs in 2008 compared to 2007, which in combination with loan growth, has resulted in a higher provision for loan losses in 2008. The higher provision for loan losses resulted in a $709,000 increase in the allowance for loan losses since December 31, 2007 and maintained the ratio of the allowance for loan losses to total loans at the March 31, 2008 level of 6.94 percent.

C&F Stock Repurchase Authorization. The board of directors of C&F has authorized the repurchase of up to 100,000 shares of C&F’s common stock over the next twelve months. Commencing July 30, 2008, the stock may be repurchased in the open market or through privately-negotiated transactions as management and the board of directors deem prudent. The amount and timing

C&F FINANCIAL CORPORATION

Friday, July 25, 2008

Contact:	Tom Cherry, Executive Vice President & CFO (804) 843-2360

of any stock repurchases will depend on various factors, such as management’s assessment of C&F’s capital structure and liquidity, the market price of C&F’s common stock compared to management’s assessment of the stock’s underlying value, and applicable regulatory, legal and accounting factors. C&F’s previous authorization for the repurchase of up to 150,000 shares expired on July 16, 2008 with 55,400 shares having been repurchased.

About C&F Financial Corporation. C&F Financial Corporation’s stock is listed for trading on The Nasdaq Stock Market under the symbol CFFI. The stock closed at a price of $20.51 per share on Thursday, July 24, 2008. At June 30, 2008, the book value of the corporation was $21.63 per share, and the corporation declared a dividend of 31 cents per share during the second quarter of 2008. The corporation’s market makers include Davenport & Company LLC, FTN Financial Securities Corporation, McKinnon & Company and Scott & Stringfellow, Inc.

C&F Bank operates 18 retail bank branches located throughout the Hampton to Richmond corridor in Virginia and offers full investment services through its subsidiary C&F Investment Services, Inc. C&F Mortgage Corporation provides mortgage, title and appraisal services through 21 offices located in Virginia, Maryland, North Carolina, Delaware and New Jersey. C&F Finance Company provides automobile loans in Virginia, Tennessee, Maryland, North Carolina, Ohio, Kentucky, Indiana and West Virginia through its offices in Richmond and Hampton, Virginia, in Nashville, Tennessee and in Towson, Maryland.

C&F FINANCIAL CORPORATION

Friday, July 25, 2008

Contact:	Tom Cherry, Executive Vice President & CFO (804) 843-2360

Additional information regarding the corporation’s products and services, as well as access to its filings with the Securities and Exchange Commission, are available on the corporation’s web site at http://www.cffc.com.

Forward-Looking Statements. The statements contained in this press release that are not historical facts may constitute “forward-looking statements” as defined by federal securities laws. These statements may address issues that involve estimates and assumptions made by management, risks and uncertainties, and actual results could differ materially from historical results or those anticipated by such statements. Factors that could have a material adverse effect on the operations and future prospects of the corporation include, but are not limited to, changes in: (1) interest rates, (2) general economic conditions, (3) demand for loan products, (4) the legislative/regulatory climate, (5) monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, (6) the quality or composition of the loan or investment portfolios, (7) the level of net charge-offs on loans, (8) deposit flows, (9) competition, (10) demand for financial services in the corporation’s market area, (11) technology, (12) reliance on third parties for key services, (13) the real estate market, (14) the corporation’s expansion and technology initiatives, and (15) accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein, and readers are cautioned not to place undue reliance on such statements, which speak only as of date of this release.

C&F Financial Corporation

Selected Financial Information

(in thousands, except for share and per share data)

Balance Sheets	6/30/08	12/31/07	6/30/07
	(unaudited)		(unaudited)
Interest-bearing deposits with other banks and federal funds sold	$6,245	$1,148	$4,551
Investment securities—available for sale at fair value	90,323	81,255	71,698
Loans held for sale, net	34,715	34,083	44,294
Loans, net:
Retail Banking segment	464,787	432,568	412,734
Mortgage Banking segment	4,152	4,337	1,300
Consumer Finance segment	159,978	148,976	137,403
Federal Home Loan Bank stock	5,849	4,387	2,014
Total assets	845,330	785,596	754,125
Deposits	549,744	527,571	553,473
Borrowings	215,683	176,047	120,775
Shareholders’ equity	65,501	65,224	64,170

	For The Quarter Ended		For The Six Months Ended
Statements of Income	6/30/08	6/30/07	6/30/08	6/30/07
	(unaudited)		(unaudited)
Interest income	$15,908	$15,970	$31,812	$31,269
Interest expense	5,362	5,729	11,061	11,118
Provision for loan losses:
Retail Banking segment	540	40	660	40
Mortgage Banking segment	285	—	512	—
Consumer Finance segment	2,350	1,450	4,400	2,850
Other operating income:
Gains on sales of loans	4,706	4,439	8,391	8,067
Other	2,476	2,723	4,859	4,893
Other operating expenses:
Salaries and employee benefits	7,623	7,903	15,208	15,205
Other	5,100	4,480	9,568	8,660
Income tax expense	413	1,068	808	1,883
Net income	1,417	2,462	2,845	4,473
Earnings per common share—assuming dilution	0.47	0.77	0.94	1.39
Earnings per common share—basic	0.47	0.81	0.95	1.45

	For The Quarter Ended		For The Six Months Ended
Segment Information	6/30/08	6/30/07	6/30/08	6/30/07
	(unaudited)		(unaudited)
Net income—Retail Banking*	$179	$1,008	$788	$2,085
Net income—Mortgage Banking	454	610	738	957
Net income—Consumer Finance	904	770	1,636	1,499
Net income (loss)—Other and Eliminations*	(120)	74	(317)	(68)
Mortgage loan originations—Mortgage Banking	211,710	253,316	392,185	451,974
Mortgage loans sold—Mortgage Banking	206,891	254,470	391,553	461,184

*	Segment information for 2007 has been restated for the reclassification of certain revenue and expenses of the corporation’s holding company from the Retail Banking segment to the combined Other segment in order to conform to current year’s presentation.

	For The Quarter Ended		For The Six Months Ended
Average Balances	6/30/08	6/30/07	6/30/08	6/30/07
	(unaudited)		(unaudited)
Investment securities—available for sale at fair value	$93,234	$71,345	$90,067	$69,815
Loans held for sale	35,691	47,629	31,710	38,997
Loans:
Retail Banking segment	450,837	405,538	443,600	400,695
Mortgage Banking segment	5,114	1,007	4,988	612
Consumer Finance segment	170,022	141,018	165,602	137,771
Interest-bearing deposits in other banks and federal funds sold	1,209	4,478	1,426	15,686
Total earning assets	756,107	671,015	737,393	663,576
Time, checking and savings deposits	460,202	446,614	454,788	446,567
Borrowings	190,278	126,852	180,134	121,241
Total interest-bearing liabilities	650,480	573,466	634,922	567,808
Demand deposits	84,065	84,300	81,985	82,521
Shareholders’ equity	65,842	63,948	65,641	65,350

Asset Quality	6/30/08	12/31/07	6/30/07
	(unaudited)		(unaudited)
Retail and Mortgage Banking Segments
Nonaccrual loans*-Retail Banking	$2,235	$495	$773
Nonaccrual loans*-Mortgage Banking	1,295	732	—
Real estate owned**-Retail Banking	1,164	—	—
Real estate owned**-Mortgage Banking	630	—	—

Total nonperforming assets	$5,324	$1,227	$773
Accruing loans* past due for 90 days or more	$1,679	$578	$1,568
Total loans*-Retail and Mortgage Banking segments	$474,537	$441,648	$418,335
Allowance for loan losses-Retail and Mortgage
Banking segments	$5,598	$4,743	$4,301
Nonperforming assets to loans* and real estate owned	1.12%	0.28%	0.18%
Allowance for loan losses to loans*	1.18%	1.07%	1.03%
Allowance for loan losses to nonaccrual loans*	158.58%	386.55%	556.40%

*	Loans exclude Consumer Finance segment loans presented below.
**	Real estate owned is recorded at its fair market value less cost to sell.

Consumer Finance Segment
Nonaccrual loans	$933	$1,388	$712
Accruing loans past due for 90 days or more	$5	$—	$10
Total loans	$171,907	$160,196	$147,931
Allowance for loan losses	$11,929	$11,220	$10,528
Nonaccrual consumer finance loans to total consumer finance loans	0.54%	0.87%	0.48%
Allowance for loan losses to total consumer finance loans	6.94%	7.00%	7.12%

	As Of and For The Quarter Ended		As Of and For The Six Months Ended
	6/30/08	6/30/07	6/30/08	6/30/07
	(unaudited)		(unaudited)
Other Data and Ratios
Annualized return on average assets	0.69%	1.34%	0.71%	1.23%
Annualized return on average equity	8.61%	15.40%	8.67%	13.69%
Dividends declared per share	$0.31	$0.31	$0.62	$0.62
Shares purchased	—	43,820	600	149,720
Average price of purchased shares	—	$42.11	$29.86	$41.59
Weighted average shares outstanding— assuming dilution	3,037,248	3,185,113	3,038,268	3,213,597
Weighted average shares outstanding— basic	2,987,437	3,053,550	2,984,855	3,079,506
Market value per share at period end	$23.00	$40.98	$23.00	$40.98
Book value per share at period end	$21.63	$21.03	$21.63	$21.03
Price to book value ratio at period end	1.06	1.95	1.06	1.95
Price to earnings ratio at period end (ttm)	10.31	12.89	10.31	12.89